SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 23, 1996




                               PAN AM CORPORATION
                     (F/K/A FROST HANNA MERGERS GROUP, INC.)





                   9300 N.W. 36TH STREET, MIAMI, FLORIDA 33178


                                  305-873-6039


Incorporation under the laws of the     Commission File Number     I.R.S. Employer Identification Number

         STATE OF FLORIDA                      0-23444                           65-0450311

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On September 23, 1996, Pan Am Corporation, a Florida corporation formerly known as "Frost Hanna Mergers Group, Inc." (the "Registrant"), consummated a business combination (the "Business Combination") with Pan American World Airways, Inc., a Florida corporation ("PAWA"), pursuant to an Acquisition Agreement, dated March 13, 1996, among the Registrant, PAWA and PA Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of the Registrant ("Acquisition Sub"), and an Agreement and Plan of Merger, dated September 23, 1996, among the Registrant, PAWA and Acquisition Sub (collectively the "Merger Agreement"). The Registrant's shareholders approved the Business Combination pursuant to the terms of the Merger Agreement at a special meeting held on September 4, 1996.

         Pursuant to the Merger Agreement, (i) Acquisition Sub merged with and into PAWA (the "Merger"), as a result of which PAWA became a wholly-owned subsidiary of the Registrant, (ii) the Registrant issued an aggregate of 7,561,191 shares of its Common Stock to the owners of all of the issued and outstanding shares of capital stock of PAWA, which constituted approximately 69% of the then outstanding shares of Registrant Common Stock, without giving effect to the issuance of 1,757,739 shares of Registrant Common Stock issuable, subsequent to the Merger, upon the exercise of certain warrants and options held by (a) the underwriter of the Registrant's initial public offering of equity securities (170,000 shares) and (b) by existing PAWA investors (1,587,739 shares) and (iii) the Registrant changed its name to Pan Am Corporation. Assuming full exercise of all of the outstanding options and warrants to purchase shares of Registrant Common Stock, the former PAWA security holders will own approximately 72% of the outstanding shares of Registrant Common Stock.

         The Registrant, now currently located in Miami, Florida, operates a low fare, full service airline under the "Pan Am" name, which initially will serve selected long-haul routes between major United States cities.

         Additional information with respect to the Business Combination is set forth in the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Registrant Common Stock is traded on the American Stock Exchange under the symbol "PAA."

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1 above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  1. Combined Financial Statements of PAWA and Affiliate (collectively, the "Predecessor Company") (a development stage company) as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 and for the period from inception to December 31, 1995

                           (incorporated herein by reference to the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission).

                  2. Consolidated balance sheet of PAWA and Subsidiaries (a development stage company) as of March 8, 1996 (incorporated herein by reference to the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission).

                  3. Unaudited Consolidated Financial Statements of PAWA and Subsidiaries (a development stage company) as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 and for the cumulative period from inception to March 31, 1996 (incorporated herein by reference to the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission).

                  4. Unaudited Consolidated Financial Statements of PAWA and Subsidiaries (a development stage company) as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 and for the cumulative period from inception to June 30, 1996.

         (b)      Pro Forma Financial Information (unaudited).

                   1. Pro forma financial information with respect to PAWA and the Registrant for the year ended December 31, 1995 (incorporated herein by reference to the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission).

                   2. Pro forma financial information with respect to PAWA and the Registrant as of June 30, 1996 and for the six month period then ended.

         (c)      Exhibits.

                  20 Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996 (incorporated by reference to the Joint Proxy Statement-Prospectus of the Registrant and PAWA, dated August 12, 1996, which has been filed with the Securities and Exchange Commission).

                  99.1 Press Release of the Registrant relating to the consummation of the acquisition of PAWA.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                PAN AM CORPORATION




                                                By: /S/ JOHN J. OGILBY, JR.
                                                   ------------------------
                                                   John J. Ogilby, Jr.
                                                   Chief Financial Officer





Dated:  October 8, 1996


PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET - UNAUDITED
                                                                                     JUNE 30,
                                                                                      1996
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                       $  19,313,032
  Other receivables                                                                      85,515
  Expendable aircraft parts                                                             261,787
  Prepaid expenses and other assets                                                     373,600
                                                                                  -------------
           Total current assets                                                      20,033,934

PROPERTY - Net                                                                        1,744,707

OTHER ASSETS:
  Service marks (net of accumulated amortization of $100,784)                         1,583,397
  Organizational costs (net of accumulated amortization of $12,725)                      58,346
  Deposits                                                                              356,350
  Deferred expenses                                                                      21,250
  Investment in affiliate                                                                 1,000
                                                                                  -------------
TOTAL                                                                             $  23,798,984
                                                                                  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                               $    1,245,246
  Deferred income taxes                                                                 155,421
                                                                                  -------------

           Total current liabilities                                                  1,400,667
                                                                                  -------------

CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value, 100,000,000 shares
    authorized, 7,561,191 shares issued and outstanding                                     756
  Capital surplus                                                                    29,684,190
  Deficit accumulated during the development stage                                   (4,110,476)
  Deferred compensation (790,918 shares)                                             (1,334,015)
  Receivable from stockholder (425,085 shares)                                       (1,500,550)
  Receivable from stockholder (85,017 shares)                                          (300,110)
  Receivable from officers (11,750 shares)                                              (41,478)
                                                                                  -------------

           Total stockholders' equity                                                22,398,317
                                                                                  -------------

TOTAL                                                                            $   23,798,984
                                                                                 ==============

See accompanying notes to consolidated financial statements - unaudited.


PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF DEVELOPMENT STAGE OPERATIONS - UNAUDITED

                                            FOR THE SIX MONTHS ENDED         FOR THE CUMULATIVE
                                                   JUNE 30,                 PERIOD FROM INCEPTION
                                            1995              1996            TO JUNE 30, 1996
                                        (PREDECESSOR
                                          COMPANY)
REVENUES:
  License fees and other income        $       110         $    19,869         $     19,869
                                       -----------         -----------         ------------
EXPENSES:
  Amortization and depreciation             20,138              78,313               78,313
  Legal and professional                    22,166           1,193,009            1,193,009
  Compensation and benefits                 57,326           1,549,480            1,549,480
  Marketing and promotional                                    339,437              339,437
  Material and supplies                                        155,655              155,655
  Travel                                     3,650             294,952              294,952
  Rent                                                         192,860              192,860
  Outside services                                             263,456              263,456
  Write-down of investment                                      17,000               17,000
  Other                                     10,771             157,583              157,583
                                       -----------         -----------         ------------
           Total expenses                  114,051           4,241,745            4,241,745
                                       -----------         -----------         ------------

OTHER INCOME (EXPENSES):
  Litigation settlement                                         35,000               35,000
  Interest income                                              234,213              234,213
  Other                                                         (2,392)              (2,392)
                                       -----------         -----------         ------------

           Total other income                                  266,821              266,821
                                       -----------         -----------         ------------

LOSS BEFORE DEFERRED
  INCOME TAX PROVISION                    (113,941)         (3,955,055)          (3,955,055)

DEFERRED INCOME TAX PROVISION                                 (155,421)            (155,421)
                                       -----------         -----------         ------------

NET LOSS                               $  (113,941)     $   (4,110,476)       $  (4,110,476)
                                       ===========         ===========         ============

NET LOSS PER SHARE                     $   (151.92)     $        (0.86)       $       (0.86)
                                       ===========         ===========         ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                    750           4,758,971            4,758,971
                                       ===========         ===========         ============

See accompanying notes to consolidated financial statements - unaudited.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

                                                               FOR THE SIX MONTHS ENDED            FOR THE CUMULATIVE
                                                                        JUNE 30,                 PERIOD FROM INCEPTION
                                                               1995              1996               TO JUNE 30, 1996
                                                           (PREDECESSOR
                                                             COMPANY)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $  (113,941)          $   (4,110,476)       $  (4,110,476)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Amortization and depreciation                               20,138                   78,313               78,313
    Deferred compensation amortization                                                  667,008              667,008
    Deferred income taxes                                                               155,421              155,421
    Amortization of prepaid rent                                                        160,773              160,773
    Write-off of investment                                                              17,000               17,000
    Changes in assets and liabilities:
      Increase in other receivables                                                     (85,515)             (85,515)
      Increase in prepaid expenses                                                     (234,263)            (234,263)
      Increase in deferred expenses                                                     (21,250)             (21,250)
      Increase in accounts payable                              57,655                1,186,131            1,186,131
                                                           -----------           --------------        -------------

           Net cash used in operating activities               (36,148)              (2,186,858)          (2,186,858)
                                                           -----------           --------------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                   (252,206)            (252,206)
  Payments for service marks                                   (31,006)
  Investment in affiliate                                                               (18,000)             (18,000)
  Deposits                                                                             (356,350)            (356,350)
                                                           -----------           --------------        -------------
           Net cash used in investing activities               (31,006)                (626,556)            (626,556)
                                                           -----------           --------------        -------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                           22,126,446           22,126,446
  Capital contributions                                         69,851
                                                           -----------           --------------        -------------

           Net cash provided by financing activities            69,851               22,126,446           22,126,446
                                                           -----------           --------------        -------------

NET (DECREASE) INCREASE IN CASH                                  2,697               19,313,032           19,313,032

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                            4,175                        0                    0
                                                           -----------           --------------        -------------

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                           $      6,872           $   19,313,032        $  19,313,032
                                                           ===========           ==============        =============

See accompanying notes to consolidated financial statements - unaudited.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 AND
FOR THE CUMULATIVE PERIOD FROM INCEPTION TO JUNE 30, 1996
-------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Pan American World Airways, Inc. (the "Company" or "Pan Am") was incorporated on January 11, 1996 in the State of Florida for the purpose of operating a commercial airline under a Certificate of Public Convenience and Necessity from the United States Department of Transportation and an Operating Certificate from the FAA and on March 8, 1996 (the "Contribution Date"), stockholders contributed various ownership interests in assets and liabilities in return for stock of the Company. The accompanying consolidated financial statements reflect the assets and liabilities contributed by such stockholders (the "Contributing Stockholders"), recorded at the lower of contributors cost or fair value. Although the Company was incorporated on January 11, 1996, the accompanying financial statements reflect the Company's development stage operations as though they commenced on January 1, 1996 (herein referred to as "Inception"). On September 23, 1996, the Company completed a merger (the "Merger") with Frost Hanna Mergers Group, Inc. ("FH") pursuant to which, among other things; (i) the Company became a wholly-owned subsidiary of FH through a conversion of 100% of the outstanding Common Stock, and (ii) FH changed its name to Pan Am Corporation. See Note 10; Subsequent Events.

     The following is a summary of significant accounting policies of the
     Company:

     BASIS OF PRESENTATION - The accompanying unaudited consolidated financial statements as of June 30, 1996 and for each of the six-month periods ended June 30, 1995 and 1996 and for the cumulative period from Inception to June 30, 1996 have been prepared by the Company which is responsible for their integrity and objectivity.

     To the best of management's knowledge and belief, the statements and related information were prepared in conformity with generally accepted accounting principles and are based on recorded transactions and management's best estimates and judgments. The interim results of operations are not necessarily indicative of the results which may be expected for the full year.

     The financial statements for the six-month periods ended June 30, 1995 and 1996 and for the cumulative period from Inception to June 30, 1996 include, in the opinion of management, all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the financial conditions and results of operations of the Company for the periods indicated.

     The Company is a development stage company established for the purpose of operating a commercial passenger and cargo airline. The Company has not yet commenced operations, obtained required regulatory approvals, (See Note 10; Subsequent Events) or verified market acceptance and demand for its services.

     As previously noted, on the Contribution Date, Contributing Stockholders contributed various ownership interests in assets and liabilities in return for stock of the Company. Among the interests contributed was the 100% corporate ownership of Pan American World Airways, Inc., a

     Delaware corporation, and Pan Am Corporation, a Florida corporation (collectively, the "Predecessor Company") (a development stage company). The Predecessor Company had common ownership and management and its principal asset, service marks related to the Pan Am trade name, was held for development.

     The June 30, 1996 consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Pan American Airways, Inc., a Florida corporation, Pan American World Airways, Inc., a Delaware corporation, Pan American Airbridge Holdings, Inc., f.k.a. Pan Am Corporation, a Florida corporation, and EAL Asset Company No. 1, a Florida corporation. All intercompany balances and transactions have been eliminated.

     FAIR VALUE - Fair value as referred to herein is based upon the cash paid for common stock and the negotiated price/value as determined among the Contributing Stockholders.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS - For purposes of consolidated financial statements, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents. Included in the balance at June 30, 1996 is $7,000,000 of restricted funds received from the second private offering (see Note 8; Private Offerings). Such funds have been placed in a special interest-bearing account pending the consummation of the Merger with FH. See Note 10; Subsequent Events.

     EXPENDABLE AIRCRAFT PARTS - Expendable aircraft parts are carried at the lower of cost or market, with cost being determined on the first-in, first-out basis. An allowance is provided when, in the judgment of management, the realizable value of individual parts declines below the total cost of such parts.

     PROPERTY - Property is stated at the lower of cost or market. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the various assets. Property useful lives are as follows:


       Spare rotables.............................five years
       Technical library..........................five years
       Office equipment...........................five years
       Software...................................five years

     The cost of major renewals and betterments are capitalized. Repairs and maintenance are charged to operations as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in earnings.

     INTANGIBLE ASSETS - Intangible assets including service marks related to the Pan Am trade name (stated at cost) and organizational costs are amortized on the straight-line method over their legal or estimated useful lives, whichever is shorter, as follows:

       Service marks...............................forty years
       Organizational costs........................five years

     The Company continually evaluates the periods of intangible asset amortization to determine whether events and circumstances subsequent to the origination date of such assets warrant a revised estimate of useful lives. In addition, the Company periodically reviews intangible assets to assess recoverability based upon expectations of undiscounted cash flows from future operations. An impairment would be recognized in operating results based upon such reviews.

     INVESTMENT IN AFFILIATE - The Company accounts for its investment in affiliate under the equity method.

     DEFERRED COMPENSATION - Deferred compensation, a contra-equity account, is recorded for the difference between the fair value and the exercise price of shares of common stock subject to stock options. Deferred compensation is being amortized on a straight-line method over the one-year vesting period.

     DEFERRED INCOME TAXES - The Company provides for deferred taxes under the liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur. Deferred income tax assets and liabilities are computed for differences between the financial statements and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company expects to file consolidated income tax returns.

     The Predecessor Company was an S corporation for federal income tax purposes. Therefore, the income tax affects of the results of operations prior to the Contribution Date accrue directly to the Predecessor Company stockholder's. However, on the Contribution Date, the Predecessor Company had a change in its tax status and, accordingly, the Company recognized a deferred tax liability of $155,421 with a corresponding charge to the provisions for income taxes during the six months ended June 30, 1996. Had the Predecessor Company been a C corporation, it would not have had any provision for income taxes since it had net losses during all periods.

     NEW ACCOUNTING PRONOUNCEMENTS - In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment would be recognized in operating results, when there is a difference between the respective future cash flows and the carrying value of the long-lived assets. SFAS No. 121 will apply to the Company for the year ended December 31, 1996.

     The implementation of SFAS No. 121 did not have a material impact on the Company's financial position or result of operations.

     In October 1995, FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which will be effective for the Company beginning January 1, 1996. This Statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, defines a fair value based method of accounting for an employee stock option or similar equity instrument, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock-based compensation plans using the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company will continue to apply APB Opinion No. 25 to its stock based compensations awards to employees and will disclose the required proforma effect on net income and earnings per share.

2.   LOSS PER SHARE

     Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding.

3.   PROPERTY - NET

     Property at June 30, 1996 consisted of the following:


        Spare rotables..................................$  797,887
        Software........................................   500,000
        Technical library...............................   250,000
        Office equipment................................   252,206
                                                        ----------
                                                         1,800,093

        Less: depreciation and amortization.............    55,386
                                                        ----------
        Total property - net............................$1,744,707
                                                        ==========

4.   INVESTMENT IN AFFILIATE

     The Company's investment in affiliate, which is carried at a nominal value, consists of a 30% interest in Chalks Air Bridge, Inc., which owns 100% of Flying Boat, Inc., a Delaware corporation. Flying Boat, Inc. is the owner and operator of Chalks International Airlines, a seaplane airline. The Company has granted, without royalties or fees, a license to Flying Boat, Inc. to use the Pan Am trade name, subject to termination only upon the occurrence of specific events.

5.   DEFERRED INCOME TAXES

     Deferred income taxes at June 30, 1996 consisted of the deferred tax liability related to intangible asset amortization deductions taken for income tax purposes by the Contributing Stockholder, but not yet taken for financial statement purposes.

6.   CONTINGENCIES

     The Company is a party to litigation involving the acquisition of the service marks. At the time of acquisition of such service marks and pursuant to an asset purchase agreement, the seller of the service marks agreed to sign such documents and take such steps as required for the Company to record assignments of the service marks in various countries in which the service marks were registered. Such recordings were to be affected by documents executed subsequent to the service mark assignment to the Company. The seller has failed to affect and execute all documents as requested by the Company. Accordingly, the Company filed suit for breach of contract, specific performance and injunctive relief to cause an authorized officer of the seller to execute all required documents. The seller has entered counterclaims and has attempted to void the asset purchase agreement. The Company believes that the matter will be resolved in the Company's favor and that the likelihood of an unfavorable outcome for the Company in this matter is remote. However, in the unlikely event that the Company does not prevail in this matter, the loss of the service marks would have a material adverse effect on the Company. Additionally, the Company's legal counsel has advised the Company that although the Company is not a successor to the former Pan Am, certain foreign creditors of the former Pan Am might seek within their foreign jurisdictions to recover debts of the former Pan Am from the Company and the Company's property might be subject to attachment or seizure on a "successor liability" theory if the Company were to commence operations in certain foreign countries.

     The Company also has been a party to various litigation in protecting the service marks, none of which would have a material adverse impact on the Company's financial statements.

7.   STOCKHOLDERS' EQUITY

     STOCKHOLDERS OPTIONS - The Company has granted certain Contributing Stockholders options to purchase the Company's common stock as follows:

          Options granted to purchase 790,918 shares of the Company's stock for $1 per share which are exercisable on or after March 4, 1997 and expire on March 3, 2006. The Company has accounted for the difference between the fair value of the stock at the date of grant and the $1 exercise price as deferred compensation, a reduction in stockholders' equity in the accompanying consolidated balance sheet. The deferred compensation will be amortized over the one year vesting period.

          Options granted to purchase 276,821 shares of the Company's stock for $1 per share are exercisable immediately upon consummation of the Merger and expire nine years from the date of the Merger. The Company will account for the then difference between fair value of the stock and the $1 exercise price as an expense. See Note 10; Subsequent Events.

     NON-STOCKHOLDER OPTIONS - The Company has entered into two agreements, which continue for an initial period ending on June 30, 2003 and thereafter may be terminated upon six months notice, with certain general sales agents to be the exclusive representatives of the Company in Central/South America and Europe, respectively. The agreements provide for advances to the Company of up to $10 million each, which shall be credited toward the future purchases of airline tickets for travel on the Company's aircraft. The agreements also provide that the advances must be repaid on demand if the Company fails to obtain, by September 30, 1996, an Operating Certificate from the FAA. Further, pursuant to the agreements, the Company has agreed to issue options to purchase up to an aggregate of 300,000 shares of the Company's stock to each of the representatives. In each case, the options are contingent upon the receipt by the Company of the advance. To the extent the general sales agent for Central/South America advances to the Company an amount that is less than $10 million, the number of options issuable to such representative will be reduced proportionately. The options will be exercisable for a period of 44 months from issuance, at a price of $5 during the first eight months of their term, and $8.10 thereafter. In July 1996, these agreements were amended. See Note 10; Subsequent Events.

     STOCKHOLDER WARRANTS - The Company has granted certain Contributing Stockholders warrants to purchase the Company's common stock as follows:

          Warrants granted to purchase 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed Merger with FH, and (ii) $8.10 per share during the subsequent three-year period. See Note 10; Subsequent Events.

          Warrants granted to certain registered broker dealers to purchase an aggregate of 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed Merger with FH, and (ii) $8.10 per share during the subsequent three-year period. See Note 10; Subsequent Events.

     RECEIVABLE FROM STOCKHOLDERS - As described below, the Company has issued common stock to certain Contributing Stockholders subject to payment upon the occurrence of future events. The amounts receivable from stockholders have been reflected as a reduction in stockholders' equity in the accompanying consolidated balance sheet.

          In consideration for the issuance of 425,085 shares of the Company's stock, a Contributing Stockholder has agreed to contribute $1.5 million in cash upon the Company entering into a definitive lease agreement with an aircraft leasing firm for two specific A-300 aircraft. In response, the Company has entered into a letter of agreement, including the posting of a $150,000 deposit, to lease three aircraft which include these two specified aircraft. In the event that the Company does not successfully conclude and enter into the definitive lease agreement and the stockholder does not contribute the $1.5 million cash, the Company is entitled to redeem 425,085 shares from the Contributing Stockholder for no consideration. See Note 10; Subsequent Events.

          In consideration for the issuance of 85,017 shares of the Company's stock, a Contributing Stockholder has agreed to contribute, upon the Company's demand, a certain note receivable and a certain route authority which have a combined estimated value of approximately $300,000. In the event that the Board of Directors of the Company determine that the value of the note and route authority are less than $300,000, the Company shall be entitled to redeem from the Contributing Stockholder for no consideration, a number of shares having a value (based on the value attributed to such shares on the Contribution Date) equal to the difference between the actual value and $300,000. In the event that the Board of Directors of the Company determine that the actual value exceeds $300,000, then the Contributing Stockholder (at his option) may receive either cash or additional shares of the Company's stock under the same methodology described above. The determination of actual value shall be accomplished as soon as practicable but in no event later than one year after the Contribution Date.

     The Company received notes receivable totaling $41,478 from certain officers in exchange for 11,750 shares issued pursuant to the Initial Offering. The notes earn interest at 6% and are due upon demand.

     STOCK OPTION PLAN - The Company's Board of Directors established, subject to the stockholder approval, a stock option plan. Under the plan, an aggregate of 600,000 shares of common stock are available for issuance, the exercise price of options may not be less than the fair market value of the Company's common stock on the date of grant and the Company's Compensation and Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. The Company approved the grant of options to purchase 360,000 shares of common stock. The options have an exercise price of $5.00 per share and vest in equal portions over three years.

8.   PRIVATE OFFERINGS

     On April 12, 1996, the Company completed a private offering (the "Initial Offering") pursuant to which it sold 2,991,623 shares of common stock at $3.53 per share. The Company received $10,560,429 in proceeds from the Initial Offering and intends to use the proceeds thereof for working capital expenses incurred prior to the commencement of airline operations.

     On April 29, 1996, the Company completed a second private offering (the "Second Offering") pursuant to which it sold 1,721,500 shares of common stock at $5.00 per share. The Company received $8,107,500 in cash proceeds and $500,000 in other assets from the Second Offering. The release of a portion of the funds raised in the Second Offering to the Company is conditioned solely upon the consummation of the Merger, and, such funds, amounting to 7.0 million have been placed in a special interest bearing account pending such consummation. The Company will use the proceeds of the Second Offering for working capital expenses. See Note 10; Subsequent Events.

9.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     There was no cash paid for taxes in any of the periods presented.

     Non-cash investing and financing activities during the six-month period ended June 30, 1996 and for the cumulative period from Inception to June 30, 1996 were as follows:

                                                                     1996
       Assets (liabilities) contributed:
         Aircraft parts                                           $  261,787
         Prepaid rent                                                300,110
         Property                                                  1,047,887
         Service marks                                             1,601,970
         Organizational costs                                         62,700
         Accounts payable                                            (59,115)
         Receivables from stockholders                             1,800,660
                                                                  ----------
        Net assets contributed                                    $5,015,999
                                                                  ==========

     Additionally, on the Contribution Date, the Company granted options to purchase 790,918 shares of the Company's stock for $1 per share and recorded $2,001,023 as deferred compensation (see Note 7).

     The Company received other assets of $500,000 in exchange for 100,000 shares issued pursuant to the Second Offering (see Note 8).

     The Company received notes receivable totaling $41,478 in exchange for 11,750 shares issued pursuant to the Initial Offering. See Note 7; Stockholders' Equity.

10.  SUBSEQUENT EVENTS

     On July 3, 1996, the Company terminated the airline ticket agreement with its European general sale agent (see Note 7) concerning the $10 million advance towards the future purchase of airline tickets for travel on the Company's aircraft. In connection with the termination of this agreement, the Company and the European general sales agent terminated the agreement to issue options to the European general sales agent for the purchase of 300,000 shares of the Company's common stock.

     On July 12, 1996, the Company reached an agreement in principle with its general sales agent for Central/South America (see Note 7) to modify its existing seat prepurchase agreement for Central/South America, whereby such general sales agent could advance purchase from the Company up to $15 million in airlines tickets for the travel on the Company's aircraft. In addition, the Company and its general sales agent for Central/South American agreed to modify the number of option to be issued to such general sales agent, such that options would be issued for the purchase of 10,000, 25,000 or 50,000 shares of the Company's common stock for the prepurchases of seats by such general sales agent of $5 million, $10 million and $15 million, respectively.

     On September 23, 1996, Pan Am completed its merger (the "Merger") with Frost Hanna Mergers Group, Inc. ("FH") whereby:

              (i) FH merged with and into Pan Am, and Pan Am became a wholly-owned subsidiary of FH; (ii) each outstanding share of Pan Am Common Stock was converted into the rights to receive one share of FH Common Stock; (iii) each outstanding option, warrant, or other right to purchase Pan Am Common Stock was converted into a right to acquire shares of FH Common Stock with the terms and conditions of vesting, the number of shares of common stock subject thereto and the exercise price thereof remaining the same;
              (iv) the name of FH was changed to "Pan Am Corporation" and (v) the FH Board of Directors was increased in size to seven members five of whom will be the current directors of Pan Am and two of whom will be current directors of FH.

     The Merger will be accounted for as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets, accompanied by a recapitalization of Pan Am.

     Concurrent with the culmination of the Merger on September 23, 1996, the restriction on the $7.0 million received in connection with the Second Offering was released. See Note 8; Private Offerings.

     On September 19, 1996, the Company received its final regulatory approval and on September 26, 1996, commenced operations as a scheduled passenger air carrier.

     As of September 30, 1996, the Company has entered into leasing agreements, including the posting of $450,000 in deposits, relating to three A-300 aircraft. Two of these aircraft relate to a certain transaction with a Contributing Stockholder. See Note 7; Stockholders' Equity.

                                   * * * * * *

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


The following unaudited pro forma combined condensed balance sheet as of June 30, 1996 and the unaudited pro forma combined condensed statements of development stage operations for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to the merger of Pan Am and FH. The unaudited pro forma combined condensed financial statements are based on the estimates and assumption in the notes to such statements. This information should be read in conjunction with the historical financial statements and notes thereto, which are incorporated by reference or included elsewhere in this Form 8-K. The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of those results which may be obtained in the future.

The Merger has been accounted for as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets, accompanied by a recapitalization of Pan Am.

The pro forma adjustments are described in the accompanying notes to unaudited pro forma combined financial statements. The unaudited pro forma combined condensed financial statements assume the Merger had occurred (I) January 1, 1995 for the purpose of pro forma combined condensed statements of development stage operations for the six months ended June 30, 1996 and the year ended December 31, 1995 and (ii) as of June 30, 1996 for the purposes of the pro forma combined condensed balance sheet.

PAN AM CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 30, 1996 (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                         PRO FORMA
ASSETS                                           PAN AM        FROST HANNA        ADJUSTMENTS           COMBINED (d)
CURRENT ASSETS:
  Cash and cash equivalents                      $19,313         $9,889                                    $29,202
  Other receivables                                   86                                                        86
  Expendable aircraft parts                          262                                                       262
  Prepaid expenses                                   374              2                                        376
  Income taxes                                                       60                                         60
                                                 -------         ------                                    -------
           Total current assets                   20,035          9,951                                     29,986

PROPERTY, NET                                      1,745              5                                      1,750

OTHER ASSETS:
  Service marks, net                               1,583                                                     1,583
  Organizational costs, net                           58                                                        58
  Aircraft lease deposit                             250                                                       250
  Other deposits                                     106                                                       106
  Deferred expenses                                   21                                                        21
  Investment in affiliate                              1                                                         1
                                                 -------         ------                                    -------
TOTAL                                            $23,799         $9,956                                    $33,755
                                                 =======         ======                                    =======


LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:

    Accounts payable                             $ 1,245         $   30                                    $ 1,275
    Deferred income taxes                            155                                                       155
                                                 -------         ------                                    -------
           Total current liabilities               1,400             30                                      1,430

REDEEMABLE COMMON STOCK                                           2,977              $(2,977)(a)

STOCKHOLDERS' EQUITY:
  Common stock                                         1                                                         1
  Capital surplus                                 29,684          7,203                2,723 (a)(c)         39,610
  Deficit                                         (4,110)          (254)                 254 (c)            (4,110)
  Deferred compensation                           (1,334)                                                   (1,334)
  Receivables from stockholders                   (1,842)                                                   (1,842)
                                                 -------         ------              -------               -------
           Total stockholders' equity             22,399          6,949                2,977                32,325
                                                 -------         ------              -------               -------

TOTAL                                            $23,799         $9,956              $   -                 $33,755
                                                 =======         ======              =======               =======

PAN AM CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF DEVELOPMENT
STATE OPERATIONS SIX MONTH PERIOD ENDED JUNE 30, 1996
(IN THOUSANDS EXCEPT SHARE DATA)
-------------------------------------------------------------------------------

                                                                                FROST                         PRO FORMA
                                                                 PAN AM         HANNA         ADJUSTMENTS    COMBINED (d)

REVENUE                                                     $       20    $                                 $      20

EXPENSES:
  Compensation                                                   1,550           108                            1,658
  General and administrative                                     2,692           501                            3,193
                                                            ----------    ----------                        ---------

LOSS FROM OPERATIONS
                                                                (4,222)         (609)                          (4,831)

OTHER INCOME (EXPENSES):
  Interest income                                                  234           250                              484
  Litigation settlement                                             35                                             35
  Other                                                             (2)                                            (2)
                                                            ----------    ----------                        ---------

LOSS BEFORE PROVISION
  FOR INCOME TAXES
                                                                (3,955)         (359)                          (4,314)

PROVISION (BENEFIT) FOR INCOME TAXES                               155           (65)        $(90) (b)
                                                            ----------    ----------         ----           ---------

NET INCOME (LOSS)                                           $   (4,110)   $     (294)        $ 90           $  (4,314)
                                                            ==========    ==========         ====           =========

NET LOSS PER COMMON SHARE                                   $    (0.86)   $    (0.09)                       $   (0.53)
                                                            ==========    ==========                        =========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                  4,758,971     3,344,000                        8,102,971
                                                            ==========    ==========                        =========


UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF DEVELOPMENT
STATE OPERATIONS YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS EXCEPT SHARE DATA)
-------------------------------------------------------------------------------

                                                                  FROST                                 PRO FORMA
                                                 PAN AM           HANNA              ADJUSTMENT       COMBINED (d)
REVENUE                                         $      2         $                      $               $        2

EXPENSES:
  Compensation                                       115                216                                    331
  General and administrative                         126                162                                    288
                                                --------         ----------                             ----------

LOSS FROM OPERATIONS                                (239)              (378)                                  (617)

OTHER INCOME (EXPENSES):
  Interest income                                                       559                                    559
                                                --------         ----------                             ----------

LOSS (LOSS) BEFORE
  PROVISION FOR INCOME TAXES                        (239)               181                                    (58)

PROVISION FOR INCOME TAXES                                               65             $(65)(b)
                                                --------         ----------             ----            ----------

NET INCOME (LOSS) PER                           $   (239)        $      116             $ 65            $      (58)
                                                ========         ==========             ====            ==========

NET INCOME (LOSS) PER
  COMMON SHARE                                  $(318.79)        $     0.03                             $    (0.02)
                                                ========         ==========                             ==========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                          750          3,344,000                              3,344,750
                                                ========         ==========                             ==========

PAN AM CORPORATION

NOTED TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION
-------------------------------------------------------------------------------


The pro forma adjustments were made:

     (a) To reflect the redeemable common stock as if each of the non-affiliated FH Shareholders approved the Merger.

     (b) To eliminate income tax expense since on a pro forma combined bases there is a net tax loss.

     (c) To eliminate the accumulated deficit of Frost Hanna since the transaction is accounted for as a capital transaction equivalent to the issuance of the stock by Pan Am for FH's net monetary assets, accompanied by a recapitalization of Pan Am.

     (d) Pro forma combined condensed financial information for the periods presented does not reflect the difference between the fair value and the $1 exercise price of option granted (276,821 shares) which are exercisable upon consummation of the Merger. Such difference will be recorded as an expense upon consummation of the Merger based upon the fair value on that date.